UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 12, 2025

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place,

Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2025, HA Sustainable Infrastructure Capital, Inc. (the “Company”) and the Subsidiary Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, and Truist Securities, Inc., as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters (i) $600,000,000 aggregate principal amount of its 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Notes”) and (ii) $400,000,000 aggregate principal amount of its 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”), in accordance with the terms and conditions set forth in the Underwriting Agreement. The 2031 Notes will be sold at a public offering price of 99.679% of the aggregate principal amount thereof and the 2035 Notes will be sold at a public offering price of 99.525% of the aggregate principal amount thereof.

At issuance, the Notes will be guaranteed by Hannon Armstrong Sustainable Infrastructure, L.P., Hannon Armstrong Capital, LLC, HAT Holdings I LLC, HAT Holdings II LLC, HAC Holdings I LLC, and HAC Holdings II LLC (collectively, the “Subsidiary Guarantors”). The closing of the offering of Notes is expected to occur on June 24, 2025, subject to customary closing conditions. The Company intends to use the net proceeds from the offering of (i) to fund previously announced cash tender offers for a portion of the 3.375% Senior Notes due 2026 of HAT Holdings I LLC (“HAT I”) and HAT Holdings II LLC (“HAT II” and, together with HAT I, the “Offerors”) and a portion of the Offerors’ 8.00% Green Senior Unsecured Notes due 2027 that are accepted subject to the terms and conditions of such tender offers, and the payment of related accrued and unpaid interest, premiums, fees and expenses related thereto, (ii) to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under the Company’s commercial paper program. The Company will use cash equal to the net proceeds from the offering of the Notes to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the twelve months preceding the issue date of the offering of the Notes and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds in such eligible green projects, the Company intends to apply the net proceeds as set forth above and to invest any remaining net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

The sale of the Notes has been registered with the Securities and Exchange Commission (the “Commission”) in a registration statement on Form S-3ASR, File No. 333-285461 (the “Registration Statement”). The terms of the Notes are described in the base prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 12, 2025 and a final prospectus supplement dated June 12, 2025.

The preceding description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 12, 2025, among, HA Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., Hannon Armstrong Capital, LLC, HAT Holdings I LLC, HAT Holdings II LLC, HAC Holdings I LLC, and HAC Holdings II LLC and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, and Truist Securities, Inc., as representatives of the several underwriters.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer

Date: June 18, 2025